CORGREEN TECHNOLOGIES CORPORATION

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
AND
CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended
December 31, 2013 and 2012

S|G

SADLERGIBB
& ASSOCIATES, LLC
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CorGreen Technologies Corporation

We have audited the accompanying consolidated balance sheets of CorGreen Technologies Corporation ("the Company") as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CorGreen Technologies Corporation as of December 31, 2013 and 2012, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note A the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler Gibb, LLC

Salt Lake City, UT
December 24, 2014

office 801.528.9222

fax 801.528.9223

www.sadlergibb.com | 291 South 200 West, Farmington, UT 84025

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$17,192	$3,746
Accounts receivable, net	280	-
Inventory	95,466	11,576
Receivables from property sales	786,327	-
Residential property for sale	1,569,406	-
Due from shareholder	-	41,318
Total Current Assets	$2,468,671	$56,640

Property and equipment, net	400,952	121,404

TOTAL ASSETS	$2,869,623	$178,044

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$9,341	$-
Due to shareholder	379,525	-
Mortgages on residential properties for sale	1,792,715	-
Deferred revenues	250,000	250,000
Total Liabilities	2,431,581	250,000

Stockholders' Equity (Deficit)
Common Stock, $0.001 par value, 20,000,000 shares
authorized, 12,000,000 issued and outstanding	5,000	5,000
Retained earnings (accumulated deficit)	433,042	(76,956)
Total Stockholders' (Deficit) Equity	438,042	(71,956)

TOTAL LIABILTIIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,869,623	$178,044

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2013	2012

REVENUES	$1,758,781	$175,258
COST OF SALES	792,855	85,773
GROSS PROFIT	965,926	89,485

OPERATING EXPENSES
Advertising, promotional and selling	64,395	30,830
Depreciation	35,607	9,507
Contract labor	184,038	52,279
General and administrative	147,581	73,825
Total Operating Expenses	431,621	166,441

INCOME (LOSS) FROM OPERATIONS	534,305	(76,956)

OTHER INCOME (EXPENSE)
Interest expense	24,307	-
Total other income (expense)	24,307	-

NET INCOME (LOSS) BEFORE TAXES	$509,998	$(76,956)
PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$509,998	$(76,956)

BASIC AND DILUTED INCOME
(LOSS) PER SHARE	$0.04	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING	12,000,000	12,000,000

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

			Retained
			Earnings
	Common Stock		(Accumulated
	Shares	Amount	(Deficit)	Total

Balance at December 31, 2011	12,000,000	$5,000	$-	$5,000

Net loss for the year ended December 31, 2012	-	-	(76,956)	(76,956)

Balance at December 31, 2012	12,000,000	5,000	(76,956)	(71,956)

Net loss for the year ended December 31, 2013	-	-	509,998	509,998

Balance at December 31, 2013	12,000,000	$5,000	$433,042	$438,042

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2013	2012

OPERATING ACTIVITIES
Net income (loss)	$509,998	$(76,956)
Adjustments to reconcile net income (net loss) to net cash
(used in) provided by operating activities:
Depreciation and amortization	35,607	9,507
Changes in operating assets and liabilities:
Accounts receivable	(280)	-
Inventory	(83,890)	(11,576)
Notes receivable on residential properties held for sale	(786,327)	-
Residential properties held for sale	(1,569,406)	-
Accounts payable and accrued liabilities	9,341	-
Due to/from shareholder	120,783	(36,318)
Deferred revenue	-	250,000
Net proceeds from mortgages on residential property held for sale	1,792,715	-
Net cash (used in) provided by operating activities	28,541	134,657

INVESTING ACTIVITIES
Purchase of property and equipment	(15,095)	(130,911)
Net cash used in investing activities	(15,095)	(130,911)

FINANCING ACTIVITIES	-	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	13,446	3,746
CASH, BEGINNING OF PERIOD	3,746	-
CASH, END OF PERIOD	$17,192	$3,746

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$71,889	$-
Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Assets contributed for related party debt	$300,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE A – NATURE OF BUSINESS AND GOING CONCERN

CorGreen Technologies Corporation ("Company" or "CorGreen"), a Nevada Corporation, was formed in March 2014 to consolidate the following four Subsidiary Corporations (also "Company" or "Subsidiary") with the aim of providing vertical integration to the medical and recreational cannabis industry: 1) Strong Financial Solutions, Inc. (SFS) was organized in 2011 as a Limited Liability Company and incorporated in February 2013. SFS is a real estate company with a history of acquiring, selling and leasing real property; 2) GMTFY, Inc. (GMTFY) was organized as a Limited Liability Company in February 2012 and incorporated in May 2012 to develop, manufacture, distribute and maintain butane honey oil extraction machines producing highly enriched concentrates from plant materials; 3) Spray for Health Pharmaceuticals, Inc. (S4H) was incorporated in February 2013 to design, manufacture and distribute vitamin supplemental sprays under the brand "Pure Spray"; and 4) 3 Lids Business Consulting, Inc. (3Lids) was incorporated in October 2013 to offer professional management to owner/operators of legal medical and recreational marijuana dispensary and grow operations.

The financial statements presented herein represent the results of real estate operations and development stage activities for SFS, GMTFY and S4H. No activity has been recorded for 3Lids in these consolidated financial statements.

CorGreen plans to provide, to the regulated cannabis industry throughout the United States: 1) real estate leasing services, 2) a proprietary line of grow mediums and plant nutrients, 3) product tracking technology, and 4) comprehensive consulting services to dispensary and grow operations. CorGreen will not grow, harvest, distribute or sell cannabis or any substances that violates United States law or the Controlled Substances Act.

While CorGreen is owned equally by its officers and directors: Clint Pyatt (Chief Executive Officer), Eric Dena (Chief Operating Officer) and Brian Loiselle (Chief Financial Officer), prior to April 29, 2014, SFS, GMTFY, and S4H were wholly owned by Brian Loiselle, while 3 Lids was equally owned by Eric Dena and Clint Pyatt. During 2014, the Company employed eight people, all based in Arizona.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to: identify future investment opportunities and obtain the necessary debt or equity financing and generate profitable operations from the Company's future operations. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's accounting policies are those specific accounting principles and the methods of applying those principles that have been judged by Management to be the most appropriate in the circumstances to present fairly the financial position, cash flows and results of operations in accordance with generally accepted accounting principles in the United States of America and that have been adopted for preparing the consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation

The financial statements are presented on the accrual basis of accounting and the Company reports its income on a calendar year basis and are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Consistent with historical reporting, the Company's financial statements are presented in accordance with accounting and financial reporting standards and Accounting Standard Codifications (ASC) promulgated by the Financial Accounting Standards Board (FASB).

Principles of Consolidation

The accompanying consolidated financial statements include the results of the Company and its four operating Subsidiaries: SFS, S4H, GMTFY and 3 Lids. All significant intercompany balances and transactions have been eliminated in consolidation.

Risk and Uncertainties

Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, lower than anticipated growth from existing and yet to be determined competition, an inability to control expenses, technology changes, the impact of the application of and/or changes in accounting principles, undue pressure upon the financial services industry to provide adequate business resources, changes in regulatory requirements and national, state and local laws and their enforcement, and uncertain economic conditions. Negative developments in these or other risk factors could have a material adverse effect on the Company's financial position, results of operations and cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") in the United States requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company evaluates its estimates, including those related to inventory, property and equipment, fair values of real property, contingencies and related party receivables or payables. Management's estimates are based on historical experience and on other assumptions that are believed to be reasonable, the results of which form the basis of making judgments about the carrying values of assets and liabilities.

Cash and Cash Equivalents

Cash and cash equivalents at December 31, 2013 and 2012, included cash on-hand. Cash equivalents are considered all accounts with a maturity date within 90 days.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with high credit quality financial institutions whose deposits are insured up to $250,000 by the FDIC. None of the Company's bank accounts, as of December 31, 2013 and 2012, exceeded this threshold and therefore were all covered by FDIC insurance. Through June 30, 2014, over 80 percent of the Company's real property holdings were located in Arizona and are subject to the economic well-being of that region. The Company has yet to establish a diversified customer base for either its product sales or equipment leasing.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts Receivable are stated at the amount Management expects to collect from the balances outstanding at year-end. When estimating the allowance for doubtful accounts, the Company takes into consideration such factors as its day-to-day knowledge of the financial position of specific clients, the industry and size of its clients, the overall composition of its accounts receivable aging, prior history with specific customers of accounts receivable write-offs and prior experience of allowances in proportion to the overall receivable balance. The Company has recorded $-0- in allowance for doubtful accounts and receivables from property sales of December 31, 2013 and 2012, respectively.

Inventory

Inventories consist of raw materials, work in process and finished goods. The cost elements of work in process and finished goods inventory consist of raw materials and direct assembly labor. Inventory is stated at lower of cost or market, with cost being determined on average cost basis. Obsolete inventory is written off to cost of goods sold when deemed useless.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and depreciated using their appropriate method over the estimated useful lives of the assets ranging from five to twenty years. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Gain or loss on the sale of property and equipment is recorded in the year an asset is disposed. The Company uses other depreciation methods for tax purposes where appropriate.

At least annually, the Company evaluates, and adjusts when necessary, the estimated useful lives. The changes in estimated useful lives did not have a material impact on depreciation in any period. The estimated useful lives are:

Buildings and leasehold improvements	20 years
Furniture and fixtures	5 years
Equipment	5 years

Residential Property Held for Sale

Real estate held for sale is stated at the lower of cost or fair value less costs to sell. The cost of real estate held for sale includes acquisition, development, construction and carrying costs, and other related costs through the development stage. Real estate under development and land available for development are stated at cost. Real estate held for investment, is stated at cost, less accumulated depreciation. The Company capitalizes interest on funds used in developing properties from the date of initiation of development activities through the date the property is substantially complete and ready for sale or lease. Common costs are allocated based on the relative fair value of individual land parcels. Certain carrying costs are capitalized on properties currently under active development. The Company capitalizes improvements that increase the value of properties and have useful lives greater than one year. Costs related to repairs and maintenance are charged to expense as incurred.

The Company performs an impairment test when events or circumstances indicate that an asset's carrying amount may not be recoverable. Events or circumstances that the Company considers indicators of impairment include significant decreases in market values, adverse changes in regulatory requirements (including environmental laws), significant budget overruns for properties under development, and current period or projected operating cash flow losses from rental properties. Measurement of the impairment loss is based on the fair value of the asset. Generally, the Company determines fair value using valuation techniques such as discounted expected future cash flows. Impairment tests for properties held for sale involve management estimates of fair value based on estimated market values for similar properties in similar locations and management estimates of costs to sell. If estimated fair value less costs to sell is less than the related carrying amount, then a reduction of the carrying amount of the asset to fair value less costs to sell is required.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Residential Property Held for Sale (Continued)

The Company recorded no impairment charges for the years ended December 31, 2013 and 2012. Should market conditions deteriorate in the future or other events occur that indicate the carrying amount of Stratus' real estate assets may not be recoverable, Stratus will reevaluate the expected cash flows from each property to determine whether any impairment exists.

Cost of Property Sales.  Cost of sales includes the cost of real estate sold as well as costs directly attributable to the properties sold such as marketing, maintenance and property taxes. Cost of sales also includes operating costs and depreciation for properties held for investment and municipal utility district reimbursements.

Revenue Recognition

Property Sales.  Revenues from property sales are recognized when the risks and rewards of ownership are transferred to the buyer, when the consideration received can be reasonably determined and when the Company has completed its obligations to perform certain supplementary development activities, if any exist, at the time of the sale. Consideration is reasonably determined and considered likely of collection when the Company has signed sales agreements and has determined that the buyer has demonstrated a commitment to pay. The buyer's commitment to pay is supported by the level of their initial investment, the Company's assessment of the buyer's credit standing and the Company's assessment of whether the buyer's stake in the property is sufficient to motivate the buyer to honor their obligation to pay.

Rental Income.  The Company recognizes its rental income based on the terms of its signed leases with tenants on a straight-line basis. Recoveries from tenants for taxes, insurance and other commercial property operating expenses are recognized as revenues in the period the related costs are incurred. The Company recognizes sales commissions and management and development fees when earned, as properties are sold or when the services are performed.

Product Sales.  The Company records revenue from the sale of its vitamin spray product when the goods are delivered to customers, the rights of ownership have transferred from the Company to the customer and when assurance of collection within a reasonable period of time is determined.

Long-lived Assets

The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, the Company recognizes an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator. Through December 31, 2013 and 2012, the Company has not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company's products or services will continue, which could result in an impairment of long-lived assets in the future.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company has adopted the provisions of ASC 740 related to uncertain tax positions. It is the opinion of management that the Company has no significant uncertain tax positions that would be subject to change upon examination. The Company consistently files their tax returns timely. The Company is subject to taxation in the U.S. and various states. The Company is not subject to U.S. Federal, State or Local examinations by tax authorities for years before 2012.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Observable market-based inputs or inputs that are corroborated by market data
Level 3: Unobservable inputs that are not corroborated by market data

The Company's financial instruments consist principally of cash, accounts receivable, residential properties held for sale and amounts due from shareholder.  Pursuant to ASC 820, the fair values of our residential properties held for sale are determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of other financial instruments approximate fair value because of their short-term nature and respective maturity dates or durations.

Stock-Based Compensation

The Company follows the provisions of ASC 718, "Share-Based Payment", which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation.

The Company accounts for non-employee share-based awards based upon ASC 505-50, "Equity-Based Payments to Non-Employees."  ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete.  Generally, our awards do not entail performance commitments.  When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date.  When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

The Company recognizes the cost associated with share-based awards that have a graded vesting schedule on a straight-line basis over the requisite service period of the entire award.

New Accounting Pronouncements

The Company's management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE C – INVENTORY

Inventory consists of raw materials, work in process and finished goods for S4H's "Pure Spray" product line. The Company purchases raw materials and assembles the finished product. The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.

Inventories consisted of the following as of as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012

Raw materials	$37,490	$10,076
Work-in-process	-	1,500
Finished goods	57,976	-
Total inventory	$95,466	$11,576

NOTE D – RECEIVABLES FROM PROPERTY SALES

On December 22, 2013 the Company sold a property located at 6248 E. Hillcrest Blvd. in Scottsdale, Arizona for $1,195,000 and took back an installment note for $595,000, with all interest (8 percent) and principal due on or before December 20, 2014, and a deferred payment of $191,327 until February 2014, which left a balance due in notes receivable of $783,861 as of December 31, 2013.

NOTE E – RESIDENTIAL PROPERTY HELD FOR SALE

The Company acquires real property to improve and sell for profit. Interim, short-term financing, with interest only payments, finance the holding period. The following schedule summarizes the costs of the Company's property purchases, improvements, and carrying costs as of:

	December 31, 2013	December 31, 2012

Beginning balance of properties held for sale	$-	$-
Property purchases	2,046,327	68,930
Improvements and carrying costs	293,882	1,242
Cost of properties held for sale	2,353,267	70,172

Less: cost of properties sold	(783,861)	(70,172)
Ending balance of properties held for sale	$1,569,406	$-

Interest paid included in carrying costs was $87,504 and $-0- for the years ended December 31, 2013 and 2012.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE F – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012

Office building	$300,000	$-
Extraction equipment	130,911	130,911
Packaging and filling equipment	8,281	-
Office equipment and furniture	6,874	-
Total property and equipment	446,066	130,911

Less: accumulated depreciation	(45,114)	(9,507)
Property and equipment, net	$400,952	$121,404

Depreciation expense was $35,607 and $9,507 for the years ended December 31, 2013 and 2012, respectively.

NOTE G – DUE TO/FROM SHAREHOLDER

The Company received advances or had expenditures made on the Company's behalf from shareholders (all of which are officers of the Company) for operating expenses and property and equipment purchases. The amounts received or expenditures do not bear interest or have a maturity date. During the years ended December 31, 2012 and  2011, the Company received $491,976 in cash and expenses, and repaid $528,295 in cash and $5,000 through the issuance of 12,000,000 shares of the Company's common stock, leaving an ending balance due to shareholders of $41,319. During the year ended December 31, 2013, the Company received $1,005,404 in cash and expenses, $300,000 in contributed assets and repaid $884,560 in cash and expenses, leaving an ending balance due from shareholders of $379,525.

NOTE H – LEASE COMMITMENTS

The Company had an equipment lease commitment on an office copier at December 31, 2013 and 2012. Equipment lease expense was $5,500 and $5,467 for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, $1,620 was left to pay on the lease which was retired in full during 2014.

NOTE I – MORTGAGES ON PROPERTIES

The Company acquires real property to improve and sell for profit using interim, short-term, renewable financing, with interest only payments, to bridge holding periods until sale. The Company had four mortgage loans outstanding with a total balance due of $1,792,715 at December 31, 2013, while there were no outstanding loans payable at December 31, 2012. All property loans are considered to be current liabilities.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE I – MORTGAGES ON PROPERTIES (CONTINUED)

As of December 31, 2013 and 2012 the Company's mortgages on properties consisted of the following:

	Loan	Interest	Origination	Maturity	December 31,
Property Address	Amount	Rate	Date	Date	2013	2012
5760 W. Foley Street, Chandler AZ	$117,000	18.0%	1/15/2013	3/28/2013	$-	$-
7771 N. 51st Dr, Glendale AZ	115,500	15.9%	6/14/2013	9/23/2013	-	-
1335 N. Greenfield, Mesa AZ	300,000	15.9%	6/28/2013	7/1/2014	300,000	-
2218 E. Mallard Ct., Gilbert AZ	201,600	17.0%	7/3/2013	12/5/2013	-	-
6246 N. Hillcrest Blvd, Scottsdale AZ	405,000	15.9%	8/1/2013	2/1/2014	-	-
5815 N. 25th Street, Phoenix AZ	900,000	14.0%	9/6/2013	10/9/2014	900,000	-
2219 E. Mallard Court, Gilbert AZ	245,000	17.0%	10/1/2013	9/30/2014	245,000	-
618 Windsor Street, Santa Cruz, CA	$347,715	6.0%	12/4/2013	6/4/2014	347,715	-
Totals (weighted-average)		13.2%			$1,792,715	$-

Interest paid on the above loans was $71,889 for the year ended December 31, 2013.

NOTE J – SEGMENT INFORMATION

The Company is organized into four operating subsidiaries which each provide unique services. Revenues recorded by GMTFY are for equipment rentals, by S4H are for product sales and by SFS are for property sales, transaction fees and property leasing. There was no activity recorded by 3 Lids.

Results of the operating segments for the year ended December 31, 2013 are as follows:

	December 31, 2013
	GMTFY	S4H	SFS	Total

Revenues	$18,400	$6,560	$1,733,821	$1,758,781
Cost of sales	-	8,994	783,861	792,855
Gross profit	18,400	(2,434)	949,960	965,926

Operating expenses	72,608	104,137	254,876	431,621
Interest expense	-	-	24,307	24,307
Net income (loss)	$(54,208)	$(106,571)	$670,777	$509,998

Cash	(1,396)	1,687	16,902	17,192
Accounts receivable	-	280	-	280
Inventory	-	95,466	-	95,466
Residential properties held for sale	-	-	1,569,406	1,569,406
Receivables from property sales	-	-	786,327	786,327
Property and equipment, net	95,221	7,278	298,453	400,952
Total assets	$93,816	$104,711	$2,671,088	$2,869,623

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE J – SEGMENT INFORMATION (CONTINUED)

Results of the operating segments for the year ended December 31, 2012 are as follows:

	December 31, 2012
	GMTFY	S4H	SFS	Total

Revenues	$50,000	$-	$175,258	$159,657
Cost of sales	-	-	85,773	70,172
Gross profit	50,000	-	39,485	89,485

Operating expenses	88,404	7,500	70,537	166,441
Interest expense	-	-	-	-
Net income (loss)	$(38,404)	$(7,500)	$(31,052)	$76,956

Cash	608	-	3,138	3,746
Inventory	-	11,576	-	11,576
Property and equipment, net	121,404	-	-	121,404
Total assets	$122,012	$11,576	$3,138	$136,726

NOTE K – COMMON STOCK

The Company is authorized to issue up to 20,000,000 shares of common stock (par value $0.001). As of December 31, 2013 and 2012, 12,000,000 shares of common stock are issued and outstanding, respectively.

NOTE L – EARNINGS PER SHARE

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company had no potential dilutive securities issued or outstanding for the years ended December 31, 2013 and 2012. Therefore, there was no difference in the basic and dilutive earnings (loss) per share.

NOTE M – LEGAL CONTINGENCIES

The Company is a party to a number of claims and lawsuits which are incidental to its business. In Management's opinion, the liabilities, if any, which may ultimately result from the outcome of such matters, individually or in the aggregate, are not expected to have a material adverse impact on the Company's financial position, liquidity or results of operations.

NOTE N – INCOME TAXES

Net deferred tax assets consist of the following components:

	December 31, 2013	December 31, 2012
Deferred tax asset:
Net operating loss carryforwards	$(12,251)	$(26,935)
Valuation allowance	12,251	26,935
Net deferred tax asset	$-	$-

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
NOTE N – INCOME TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income statutory tax rates to pretax income (loss) from continuing operations as follows:

	December 31, 2013	December 31, 2012

Tax benefit at statutory rates	$(111,958)	$(26,935)
Change in valuation allowance	111,958	26,935
Net provision for income taxes	$-	$-

The Company has accumulated net operating loss carryovers of approximately $111,958 as of December 31, 2013 which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2033. The fiscal years 2013 and 2012 remains open to examination by federal tax authorities and other tax jurisdictions.

NOTE O – SUBSEQUENT EVENTS

FASB ASC 855 is effective for periods ending after June 15, 2009 and establishes general standards of accounting for and disclosure of subsequent events that occur after the balance sheet date. The Management has evaluated subsequent events through the date of issuance, September 29 2014, and reports the following subsequent events:

▪	On July 15, 2014, Gold Ridge Resouces, Inc. ("GDGR") closed a share exchange agreement with CorGreen Technologies Corporation ("CGTC") and the shareholders of CGTCI. As a result of the Exchange Transaction, the CGTC shareholders acquired 18,562,500 (68.7%) of the 27,012,500 issued and outstanding common stock of GDGR.

▪	On August 21, 2014, 3Lids entered into a management consulting and operating agreement with Lisa Pyatt (a related party) to perform professional services relating to a "Grow Operation" known to the Company as Fullerton 1.

▪	On August 21, 2014, 3Lids entered into a management consulting and operating agreement with Marcus Daly to perform professional services relating to a "Grow Operation" known to the Company as Fullerton 2.

▪	On September 26, 2014, the Company loaned $50,000 to an unrelated third party, Today's Health Care, LLC a Colorado limited liability company. The promissory note bears interest at eight percent, is unsecured and is due on April 1, 2014.

▪	Subsequent to the period end, the Company received two payments towards the principal balance of receivables on property sales, $50,000 was received on January 10, 2014 and $191,327 was received on February 18, 2014, leaving an ending balance in notes receivable of $545,000. The Company expects to receive the balance of the principal at maturity on February 15, 2015.

▪
Subsequent to the year end, the Company executed various short-term convertible loan agreements for total proceeds of approximately $850,000. The loans have maturity dates ranging from December 2014 to March 2015.

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Unaudited)

Assets

Current Assets:
Cash & cash equivalents	$3,111	$17,192
Accounts receivable, net	-	280
Inventory	57,258	95,466
Residential property for sale	1,657,326	1,569,406
Note receivables	-	-
Receivables from property sales	545,000	786,327
Total Current Assets	2,262,695	2,468,671
Property & Equipment, net	378,637	400,952
Total Assets	$2,641,611	$2,869,623

Liabilities & Stockholders' Equity

Liabilities
Account payable	$9,341	$9,341
Due to shareholder	298,247	379,525
Deferred revenue	-	250,000
Mortgages on properties	1,792,715	1,792,715
Total Liabilities	2,100,303	2,431,581
Stockholders' Equity
Common Stock, $.001 par value, 20,000,000 shares authorized,
12,000,000 issued and outstanding	5,000	5,000
Retained Earnings	536,308	433,042
Total Stockholders' Equity	541,308	438,042
Total Liabilities & Stockholders' Equity	$2,641,611	$2,869,623

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$847	$11,758	$249,675	$57,191
Cost of Sales	-	-	39,370	-
Gross Profit	847	11,758	289,045	57,191

Operating Expenses
Advertising, promotional and selling	2,454	772	11,939	8,902
Contract labor	8,850	53,793	29,205	76,309
General and administrative	5,762	37,213	19,729	64,072
Depreciation	11,572	6,546	22,316	13,092
Total Operating Expenses	28,638	98,324	83,189	162,375

Operating Income (Loss)	(27,791)	(86,566)	205,856	(105,184)

Other Expenses
Interest expense	(11,925)	(3,301)	(23,850)	(3,301)
Total Other Expenses	(11,925)	(3,301)	(23,850)	(3,301)

Net Income (Loss)	$(39,716)	$(89,867)	$182,006	$(108,485)

Basic and diluted net
income (loss) per share	$(0.00)	$(0.01)	$0.02	$(0.01)

Basic and diluted weighted
average number of shares	12,000,000	12,000,000	12,000,000	12,000,000

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net Income (Loss)	$182,006	$(108,485)
Adjustments to reconcile net income (net loss) to net cash
(used in) provided by operating activities:
Depreciation	22,316	13,092
Changes in operating assets and liabilities:
Inventory	38,208	(69,526)
Purchase of residential property for sale	(87,920)	(13,949)
Deferred Revenue	(250,000)	-
Note Receivable from Property Sale	241,327	-
Due to Shareholder	(81,278)	491,940
Net cash provided by operating activities	64,659	313,072

Cash flows from investing activities:	-	-

Cash flows from financing activities:	-	-

Change in cash and cash equivalents	64,659	313,072
Cash and cash equivalents at beginning of period	17,192	3,746
Cash and cash equivalents at end of period	$81,851	$316,818

Supplemental disclosure of cash flow information:
Interest paid	$23,850	$3,301

Non-cash investing and financing activites:
Assets contributed for related party debt	$0	$300,000

The accompanying notes are an integral part of these consolidated financial statements.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
June 30, 2014 (Unaudited)

NOTE A – INTERIM FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2014, and for all periods presented herein have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 2013 audited consolidated financial statements.  The results of operations for the periods ended June 30, 2014 and 2013 are not necessarily indicative of the operating results for the full years.

Basis of Presentation

The consolidated financial statements are presented on the accrual basis of accounting and the Company reports its income on a calendar year basis and are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Consistent with historical reporting, the Company's consolidated financial statements are presented in accordance with accounting and financial reporting standards and Accounting Standard Codifications (ASC) promulgated by the Financial Accounting Standards Board (FASB).

Principles of Consolidation

The accompanying consolidated financial statements include the results of the Company and its four operating Subsidiaries: SFS, S4H, GMTFY and 3 Lids. All significant intercompany balances and transactions have been eliminated in consolidation.

Risk and Uncertainties

Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, lower than anticipated growth from existing and yet to be determined competition, an inability to control expenses, technology changes, the impact of the application of and/or changes in accounting principles, undue pressure upon the financial services industry to provide adequate business resources, changes in regulatory requirements and national, state and local laws and their enforcement, and uncertain economic conditions. Negative developments in these or other risk factors could have a material adverse effect on the Company's financial position, results of operations and cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") in the United States requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company evaluates its estimates, including those related to inventory, property and equipment, fair values of real property, contingencies and related party receivables or payables. Management's estimates are based on historical experience and on other assumptions that are believed to be reasonable, the results of which form the basis of making judgments about the carrying values of assets and liabilities.

Cash and Cash Equivalents

Cash and cash equivalents at June 30, 2014 and December 31, 2013, included cash on-hand. Cash equivalents are considered all accounts with a maturity date within 90 days.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
June 30, 2014 (Unaudited)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Residential Property Held for Sale

Real estate held for sale is stated at the lower of cost or fair value less costs to sell. The cost of real estate held for sale includes acquisition, development, construction and carrying costs, and other related costs through the development stage. Real estate under development and land available for development are stated at cost. Real estate held for investment, is stated at cost, less accumulated depreciation. The Company capitalizes interest on funds used in developing properties from the date of initiation of development activities through the date the property is substantially complete and ready for sale or lease. Common costs are allocated based on the relative fair value of individual land parcels. Certain carrying costs are capitalized on properties currently under active development. The Company capitalizes improvements that increase the value of properties and have useful lives greater than one year. Costs related to repairs and maintenance are charged to expense as incurred.

The Company performs an impairment test when events or circumstances indicate that an asset's carrying amount may not be recoverable. Events or circumstances that the Company considers indicators of impairment include significant decreases in market values, adverse changes in regulatory requirements (including environmental laws), significant budget overruns for properties under development, and current period or projected operating cash flow losses from rental properties. Measurement of the impairment loss is based on the fair value of the asset. Generally, the Company determines fair value using valuation techniques such as discounted expected future cash flows. Impairment tests for properties held for sale involve management estimates of fair value based on estimated market values for similar properties in similar locations and management estimates of costs to sell. If estimated fair value less costs to sell is less than the related carrying amount, then a reduction of the carrying amount of the asset to fair value less costs to sell is required.

The Company recorded no impairment charges for the six months ended June 30, 2014 or the twelve months ended December 31, 2013. Should market conditions deteriorate in the future or other events occur that indicate the carrying amount of Stratus' real estate assets may not be recoverable, Stratus will reevaluate the expected cash flows from each property to determine whether any impairment exists.

Cost of Property Sales.  Cost of sales includes the cost of real estate sold as well as costs directly attributable to the properties sold such as marketing, maintenance and property taxes. Cost of sales also includes operating costs and depreciation for properties held for investment and municipal utility district reimbursements.

Revenue Recognition

Property Sales.  Revenues from property sales are recognized when the risks and rewards of ownership are transferred to the buyer, when the consideration received can be reasonably determined and when the Company has completed its obligations to perform certain supplementary development activities, if any exist, at the time of the sale. Consideration is reasonably determined and considered likely of collection when the Company has signed sales agreements and has determined that the buyer has demonstrated a commitment to pay. The buyer's commitment to pay is supported by the level of their initial investment, the Company's assessment of the buyer's credit standing and the Company's assessment of whether the buyer's stake in the property is sufficient to motivate the buyer to honor their obligation to pay.

Rental Income.  The Company recognizes its rental income based on the terms of its signed leases with tenants on a straight-line basis. Recoveries from tenants for taxes, insurance and other commercial property operating expenses are recognized as revenues in the period the related costs are incurred. The Company recognizes sales commissions and management and development fees when earned, as properties are sold or when the services are performed.

Product Sales.  The Company records revenue from the sale of its vitamin spray product when the goods are delivered to customers, the rights of ownership have transferred from the Company to the customer and when assurance of collection within a reasonable period of time is determined.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
June 30, 2014 (Unaudited)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

The Company's management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE B – INVENTORY

Inventory consists of raw materials, work in process and finished goods for S4H's "Pure Spray" product line. The Company purchases raw materials and assembles the finished product. The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.

Inventories consisted of the following as of as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013

Raw materials	$21,120	$37,490
Work-in-process	-	-
Finished goods	36,138	57,976
Total inventory	$57,258	$95,466

NOTE C – RECEIVABLES FROM PROPERTY SALES

On December 22, 2013 the Company sold a property located at 6248 E. Hillcrest Blvd. in Scottsdale, Arizona for $1,195,000 and took back an installment note for $595,000, with all interest (8 percent) and principal due on or before December 20, 2014, and a deferred payment of $191,327 until February 2014. The balance due in notes receivable from property sales was $545,000 as of June 30, 2014.

NOTE D – RESIDENTIAL PROPERTY HELD FOR SALE

The Company acquires real property to improve and sell for profit. Interim, short-term financing, with interest only payments, finance the holding period. The following schedule summarizes the costs of the Company's property purchases, improvements, and carrying costs during the six month periods ended:

	June 30, 2014	December 31, 2013

Beginning balance of properties held for sale	$1,569,406	$-
Property purchases	-	2,046,327
Improvements and carrying costs	87,920	306,940
Cost of properties held for sale	1,657,326	2,353,267
Less: cost of properties sold	-	(783,861)
Ending balance of properties held for sale	$1,657,326	$1,569,406

Interest paid included in carrying costs was $87,504 and $54,830 for the six months ended June 30, 2014 and the twelve months ended December 31, 2013 respectively.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
June 30, 2014 (Unaudited)

NOTE E – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013

Office building	$300,000	$300,000
Extraction equipment	130,911	130,911
Packaging and filling equipment	8,281	8,281
Office equipment and furniture	6,874	6,874
Total property and equipment	446,066	446,066
Less: accumulated depreciation	(67,430)	(45,114)
Property and equipment, net	$378,636	$400,952

Depreciation expense was $22,316 and $35,607 for the six months ended June 30, 2014 and the twelve months ended December 31, 2013, respectively.

NOTE F – DUE TO/FROM SHAREHOLDER

The Company received advances or had expenditures made on the Company's behalf from shareholders for operating expenses and property and equipment purchases. These amounts do not bear interest or have a maturity date. During the twelve months ended December 31, 2013, the Company had a beginning balance due from shareholders of ($41,319), received $1,005,404 in cash and expenses, $300,000 in contributed assets and repaid $884,560 in cash, leaving an ending balance due to shareholders of $379,525. During the six months ended June 30, 2014, the Company received $257,717 in cash and expenses, and repaid $338,995 leaving an ending balance due to shareholders of $298,247.

NOTE G – LEASE COMMITMENTS

The Company had an equipment lease commitment on an office copier at December 31, 2013, which was cancelled shortly after year-end. Equipment lease expense was $-0- and $5,500 for the six months ended June 30, 2014 and the twelve months ended December 31, 2013, respectively.

NOTE H – MORTGAGES ON PROPERTIES

The Company acquires real property to improve and sell for profit using interim, short-term, renewable financing, with interest only payments, to bridge holding periods until sale. The Company had four mortgage loans outstanding with a total balance due of $1,792,715 at periods ended June 30, 2014, and December 31, 2013. All property loans are considered to be current liabilities.

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
June 30, 2014 (Unaudited)

NOTE H – MORTGAGES ON PROPERTIES (CONTINUED)

As of June 30, 2014 and December 31, 2013 the Company's mortgages on properties consisted of the following:

	Loan	Interest	Origination	Maturity	June 30, December 31,
Property Address	Amount	Rate	Date	Date	2014	2013
5760 W. Foley Street, Chandler AZ	$117,000	18.0%	1/15/2013	3/28/2013	$-	$-
7771 N. 51st Dr, Glendale AZ	115,500	15.9%	6/14/2013	9/23/2013	-	-
1335 N. Greenfield, Mesa AZ	300,000	15.9%	6/28/2013	7/1/2014	300,000	300,000
2218 E. Mallard Ct., Gilbert AZ	201,600	17.0%	7/3/2013	12/5/2013	-	-
6246 N. Hillcrest Blvd, Scottsdale AZ	405,000	15.9%	8/1/2013	2/1/2014	-	-
5815 N. 25th Street, Phoenix AZ	900,000	14.0%	9/6/2013	10/9/2014	900,000	900,000
2219 E. Mallard Court, Gilbert AZ	245,000	17.0%	10/1/2013	9/30/2014	245,000	245,000
618 Windsor Street, Santa Cruz, CA	$347,715	6.0%	12/4/2013	6/4/2014	347,715	347,715
Totals (weighted-average)		13.2%			$1,792,715	$1,792,715

Interest paid on the above loans was $111,355 for the six months ended June 30, 2014 and $71,889 for the twelve months ended December 31, 2013.

NOTE I – SEGMENT INFORMATION

The Company is organized into four operating subsidiaries which each provide unique services. Revenues recorded by GMTFY are for equipment rentals, by S4H are for product sales and by SFS are for property sales, transaction fees and property leasing. There was no activity recorded by 3 Lids.

Results of the operating segments are as follows:

	June 30, 2014
	GMTFY	S4H	SFS	Total

Revenues	$-	$250,280	$846	$251,126
Cost of sales	-	39,370	-	39,370
Gross profit	-	210,910	846	211,756
Operating expenses	30,425	22,308	31,907	84,640
Interest expense	-	-	23,850	23,850
Net income (loss)	$(30,425)	$188,602	$(54,911)	$103,266

Cash	140	1,929	1,041	3,110
Accounts receivable	-	280	-	280
Inventory	-	57,258	-	57,258
Residential properties held for sale	-	-	1,657,326	1,657,326
Receivables from property sales	-	-	545,000	545,000
Property and equipment, net	82,129	6,450	290,057	378,636
Total assets	$82,269	$65,917	$2,493,424	$2,641,610

CORGREEN TECHNOLOGIES CORPORATION
Notes to Consolidated Financial Statements
June 30, 2014 (Unaudited)

NOTE J – COMMON STOCK

The Company is authorized to issue up to 20,000,000 shares of common stock (par value $0.001). As of June 30, 2014 and December 31, 2013, 12,000,000 shares of common stock are issued and outstanding, respectively.

NOTE K – SUBSEQUENT EVENTS

FASB ASC 855 is effective for periods ending after June 15, 2009 and establishes general standards of accounting for and disclosure of subsequent events that occur after the balance sheet date. The Management has evaluated subsequent events through the date of issuance, December 23 2014, and reports the following subsequent events:

▪	On July 15, 2014, Gold Ridge Resouces, Inc. ("GDGR") closed a share exchange agreement with CorGreen Technologies Corporation ("CGTC") and the shareholders of CGTCI. As a result of the Exchange Transaction, the CGTC shareholders acquired 18,562,500 (68.7%) of the 27,012,500 issued and outstanding common stock of GDGR.

▪	On August 21, 2014, 3Lids entered into a management consulting and operating agreement with Lisa Pyatt (a related party) to perform professional services relating to a "Grow Operation" known to the Company as Fullerton 1.

▪	On August 21, 2014, 3Lids entered into a management consulting and operating agreement with Marcus Daly to perform professional services relating to a "Grow Operation" known to the Company as Fullerton 2.

▪	On September 26, 2014, the Company loaned $50,000 to an unrelated third party, Today's Health Care, LLC a Colorado limited liability company. The promissory note bears interest at eight percent, is unsecured and is due on April 1, 2014.

▪	Subsequent to the year end, the Company executed various short-term convertible loan agreements for total proceeds of approximately $850,000. The loans have maturity dates ranging from December 2014 to March 2015.